UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Firefly Aerospace Inc.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER FROM OUR CHIEF EXECUTIVE OFFICER

Dear Firefly Stockholders,

Firefly is coming off a transformative year in our history: We nailed the first and only successful commercial Moon landing, completed a historic IPO, and acquired SciTec, further bolstering our national security contributions alongside defense contract wins for our Elytra orbiter and Alpha vehicle. We’ve entered a new era as an end-to-end space and defense business, executing milestones across our programs, in just our ninth year as a company.

We are delivering innovative hardware and software to perform the hardest missions in space for national security, exploration, and commercial customers.

We bolstered our four-revenue generating hardware products – the operational 1-ton Alpha rocket, the reusable Eclipse rocket, the mission proven Blue Ghost lander, and the Elytra satellite orbiter – with SciTec’s AI-enabled defense software proven in operations, such as missile warning and defense. The industry tailwinds behind artificial intelligence and data centers are fueling operational realities for SciTec, which is delivering crucial no-fail systems in support of U.S. national security initiatives.

We are meeting the U.S. government’s call for commercial investment and scale in the defense sector, with multiple opportunities to support the Pentagon’s Golden Dome initiative. We are further developing our advanced technology products, while funding infrastructure upgrades and expansion of Firefly’s spacecraft and rocket factories, as well as SciTec’s data server centers and classified facilities.

Firefly’s product suite is strategically tailored to support the growing opportunities in the space sector.  In particular, the renewed interest in the Moon as a top priority is an outstanding confirmation of Firefly’s market position, accelerating with contracts for additional landings in the years ahead.

We applaud NASA’s ramp up of the Artemis program to build a Moon Base – as we’re eager to test and refine the technologies needed to sustain a permanent lunar presence. We’ve made progress on expanding our spacecraft clean room, to better enable us to build multiple landers simultaneously.

Firefly remains focused on our mission of repeatedly and reliably launching, landing and operating space systems from Earth, to the Moon and beyond. Thank you for joining us in our journey, as we light the way to a bold space ecosystem that expands humanity’s future.

Jason Kim

Chief Executive Officer

Firefly Aerospace Inc.

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

2203 Scottsdale Drive

Leander, Texas 78641

Dear Fellow Stockholders,

The 2026 Annual Meeting of Stockholders of Firefly Aerospace Inc. (the “Annual Meeting”) will be conducted virtually, via live audio webcast, at www.proxydocs.com/FLY on June 4, 2026, at 8:30 a.m. Central Time for the following purposes:

1.
to elect the two nominees identified in the accompanying proxy statement to our Board of Directors (the “Board”);
2.
to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
3.
to transact other business as may properly come before the meeting or any adjournment, postponement or continuation of the meeting.

These items of business are more fully described in the proxy statement accompanying this letter.

The record date for the Annual Meeting is April 7, 2026. Only stockholders of record of our common stock at the close of business on the record date may vote at the Annual Meeting. For registered stockholders, to vote at the Annual Meeting, you will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card. If you are a street name stockholder, unless your voting instruction form or Notice indicates that may vote your shares through the proxyvote.com website, you will need to obtain a legal proxy from your broker, bank, or other nominee in order to vote your shares at the Annual Meeting.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten (10) days prior to June 4, 2026, at our principal executive offices at 2203 Scottsdale Drive, Leander, Texas 78641.

Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone, or mail as soon as possible.

By Order of the Board of Directors,

David Wheeler

SVP, General Counsel

Cedar Park, Texas

April 17, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2026:

This Notice of Annual Meeting, the accompanying proxy statement and our Annual Report on

Form 10-K for the Fiscal Year Ended December 31, 2025 are available at www.proxydocs.com/FLY.

The Board of Directors (the “Board”) of Firefly Aerospace Inc. (“Firefly,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders to be held on June 4, 2026, at 8:30 a.m. (CT) via live audio webcast at www.proxydocs.com/FLY (the “Annual Meeting”). This proxy statement (this “Proxy Statement”) is dated as of April 17, 2026 and is first being sent to our stockholders of record on or about April 17, 2026.

Note About Forward-Looking Statements

This document includes forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical or current facts made in this document are forward-looking. We use words such as “anticipate,” “accelerate,” “be,” “believe,” “enable,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “future,” “intend,” “target,” “project,” “plan,” “contemplate,” “predict” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2025. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements we make.

Note About Our Website and Reports

None of the statements on our website, other websites, or the current or periodic reports referenced or discussed in this proxy statement, are deemed to be part of, or incorporated by reference into, this proxy statement. Some of the statements on our website, other websites, or the current or periodic reports herein, may contain cautionary statements regarding forward-looking information that should be carefully considered. The statements on our website, other websites or other current or periodic reports may also change at any time and we undertake no obligation to update them, except as required by law.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: Why did I receive these materials?

The Board is soliciting your proxy to vote at the Annual Meeting (or at any postponement, adjournment or continuation of the Annual Meeting). Stockholders who own shares of our common stock as of the record date, April 7, 2026 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review the proxy materials carefully as they contain important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Firefly.

Q: Who will be entitled to vote?

Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, 160,106,212 shares of our common stock were outstanding. Holders of shares of our common stock are entitled to one vote in person or by proxy per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q: What will I be voting on?

You will be voting on:

1.
the election of Jason Kim and Kevin McAllister as directors, to serve three-year terms expiring at the 2029 annual meeting of stockholders and until their successors are duly elected and qualified;
2.
the ratification of the appointment of Grant Thornton LLP as Firefly’s independent registered public accounting firm for the year ending December 31, 2026; and
3.
any other business as may properly come before the meeting or any adjournment of the meeting.

Q: How does the Board recommend I vote on these matters?

The Board unanimously recommends you vote:

1.
FOR the election of each of Jason Kim and Kevin McAllister as directors, to serve three-year terms expiring at the annual meeting of stockholders to be held in 2029; and
2.
FOR the ratification of the appointment of Grant Thornton LLP as Firefly’s independent registered public accounting firm for the year ending December 31, 2026.

Q: How do I cast my vote?

Beneficial Stockholders. If you hold your shares in “street name” through a broker, bank or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder. If your voting instruction form or Notice of Internet Availability of Proxy Materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the Annual Meeting with the control number indicated on that voting instruction form or Notice of Internet Availability of Proxy Materials. Otherwise, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and/or telephone companies.

Registered Stockholders. If you hold shares directly in your own name, you may vote in one of the following ways:

1.
via the Internet at www.proxypush.com/FLY, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 3, 2026. To vote via the Internet prior to the Annual Meeting, go to www.proxydocs.com/FLY to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. If you vote via the Internet prior to the Annual Meeting, you do not need to return a proxy card by mail;
2.
by toll-free telephone at 1-866-610-8642, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 3, 2026. You will be asked to provide the control number from the proxy card. If you vote by telephone, you do not need to return a proxy card by mail;
3.
by completing, signing and mailing your proxy card that accompanies this proxy statement, which must be received prior to the Annual Meeting. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of the Board; or
4.
by attending the Annual Meeting virtually by visiting www.proxydocs.com/FLY, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 3, 2026. Regardless of whether you plan to attend the virtual Annual Meeting, we encourage you to vote your shares as soon as possible.

Q: Can I access the proxy materials electronically?

Yes. Our proxy materials will be available at www.proxydocs.com/FLY commencing on April 17, 2026. In addition, your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form will contain instructions on how to instruct us to send our future proxy materials to you electronically by email.

Instead of receiving future copies of our proxy statement and annual reports by mail, stockholders of record and most beneficial stockholders are encouraged to elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Additionally, if you received multiple copies of our proxy materials and would like to receive combined mailings in the future, please write to us at:

Firefly Aerospace Inc.

2203 Scottsdale Drive

Leander, TX 78641

Attn: Investor Relations

Q: How may I change my vote (revoke my proxy) after I have voted?

Beneficial Stockholders. Beneficial stockholders, or stockholders who hold their shares in “street name,” should contact their broker, bank or other nominee for instructions on how to change their vote.

Registered Stockholders. A subsequent vote by any means, including a vote submitted during the virtual Annual Meeting, will override your prior vote by revoking your previously submitted proxy. The last vote received prior to the Annual Meeting will be the one counted. Registered stockholders may change a properly executed proxy at any time before its exercise by:

1.
entering a new vote via Internet or telephone (subject to the applicable deadlines for each method as set forth above);
2.
signing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;
3.
sending a written notice of revocation to our General Counsel at Firefly Aerospace Inc., 2203 Scottsdale Drive, Leander, TX 78641, Attn: General Counsel, which must be received prior to the Annual Meeting; or
4.
attending and voting at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not, by itself, revoke a proxy).

Q: How can I attend the Annual Meeting?

We will be hosting the Annual Meeting via a live audio webcast only.

Beneficial Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or Notice of Internet Availability of Proxy Materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the Annual Meeting with the control number indicated on that voting instruction form or Notice of Internet Availability of Proxy Materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the Annual Meeting.

Registered Stockholders. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.proxydocs.com/FLY and providing your 12-digit control number. This number is included in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form.

If you are a stockholder as of the Record Date and have logged in using your 12-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Q&A” field and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions that are substantially similar may be grouped and answered together to avoid repetition.

If you are not a stockholder as of the Record Date or do not log in using your 12-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to vote or ask questions at the meeting.

Q: How can I get help if I have trouble accessing or listening to the Annual Meeting online?

If you encounter any difficulties accessing the virtual meeting platform, including any difficulties voting or submitting questions, you may call or email technical support by following the details that will be posted in your instructional email.

In the event of a technical failure to convene or continue the Annual Meeting using remote communication in to satisfaction of the requirements for a meeting of stockholders to be held by means of remote communication under the General Corporation Law of the State of Delaware, the meeting chair will convene the meeting at 8:30 a.m. Central Time on June 4, 2026 solely for the purpose of adjourning the meeting to another date, time and physical or virtual location as provided under our Bylaws.

Q: Why is the Annual Meeting being held virtually?

We believe that a virtual annual meeting of stockholders allows for participation by a broader group of stockholders and reduces the costs to stockholders associated with holding an in-person meeting. The virtual meeting format is intended to facilitate a level of engagement as close as possible to an in-person meeting.

Q: What is the effect of giving a proxy?

Proxies are solicited by and on behalf of the Board. Jason Kim, our Chief Executive Officer, and Darren Ma, our Chief Financial Officer, have been designated as proxy holders for the Annual Meeting by the Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholders. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Board. If any other matters are properly brought before the annual meeting, then the proxy holders will vote your shares identical to the Board’s recommendation. If the Annual Meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date (provided that the postponement or adjournment is for 30 days or less), unless you have properly revoked your proxy, as described above.

Q: Who will count the votes at the Annual Meeting?

A representative of Mediant Communications Inc. will tabulate the votes and act as inspector of election at the Annual Meeting.

Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1 – ELECTION OF DIRECTORS

A plurality of the votes cast by the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee for director named herein. This means that the two nominees receiving the highest number of “FOR” votes cast at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more nominees will result in the respective nominee receiving fewer votes, but they will not count as votes cast against a nominee and have no effect on the outcome of the election of those nominees because directors are elected by a plurality of the votes cast the Annual Meeting.

If you are a beneficial (or “street name”) stockholder, your bank or broker is not permitted to vote your shares on this proposal if voting instructions are not received from you (this is commonly referred to as a “broker non-vote”). Broker non-votes are not considered votes cast and, therefore, will not impact the election of the director nominees.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

The affirmative vote of a majority of the voting power of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the same effect as a vote “AGAINST” this proposal. Since this is a “routine” matter (as described below), we do not expect there will be any broker non-votes.

Q: How can I contact Firefly’s transfer agent?

You may contact our transfer agent, Equiniti Trust Company, LLC, by telephone at (800) 937-5449, or by writing Equiniti Trust Company, LLC, at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120. You may also access instructions with respect to certain stockholders matters (e.g., change of address) via the Internet at helpast@equiniti.com.

Q: How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

The Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of the proxy materials will also be made available to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record, and we will reimburse those brokers, banks and other nominees for their reasonable out of pocket expenses to forward the proxy materials for the Annual Meeting. The initial solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Q: When will the Annual Meeting voting results be announced?

We will disclose voting results on a Current Report on Form 8-K that we intend to file with the SEC within four business days after the meeting.

Q: What is the deadline for submitting a stockholder proposal or director nomination for the 2027 Annual Meeting?

Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the proxy statement and form of proxy for our 2027 annual meeting of stockholders must be received by us at our principal executive offices at 2203 Scottsdale Drive, Leander, TX 78641, no later than December 25, 2026.

Stockholders wishing to nominate a candidate for election as director or submit a proposal at our 2027 annual meeting of stockholders (but not include it in our proxy materials) must hand deliver written notice to the Corporate Secretary at our principal executive offices which is received by us no later than the close of business on March 6, 2027 and not earlier than the close of business on February 4, 2027, assuming the date of our 2027 annual meeting of stockholders is no more than 30 days before or after the anniversary of this year’s Annual Meeting. If that is not the case, then such written notice must be delivered by hand no later than the tenth day following the day on which Firefly publicly releases the date of our 2027 annual meeting of stockholders. Any such stockholder nomination or proposal must also comply with the requirements specified in our Bylaws.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which written notice must be postmarked or transmitted electronically and received by us at our principal executive offices at 2203 Scottsdale Drive, Leander, Texas 78641, no later than April 5, 2027. However, if the date of our 2027 annual meeting of stockholders is changed by more than 30 calendar days from the anniversary date of this Annual Meeting, then written notice must be provided by the later of 60 calendar days prior to the date of our 2027 annual meeting of stockholders and the tenth calendar day following the day on which public announcement of the date of our 2027 annual meeting of stockholders is first made by us.

Availability of Bylaws

A copy of our Bylaws is filed as an exhibit to our Annual Report on Form 10-K and may be obtained by accessing our public filings on the SEC’s website at www.sec.gov.

Q: Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

As permitted by the SEC rules, we have elected to distribute our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are distributing to our stockholders of record a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet

Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals being presented at the Annual Meeting, how to request printed copies of the proxy materials, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual stockholder meetings.

Q: What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or in different broker accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials you receive, as applicable, to ensure that all of your shares are voted at the Annual Meeting.

Q: If I am a beneficial stockholder and hold my shares in “street name,” how will my shares be voted if I don’t provide voting instructions?

New York Stock Exchange Rule 452 allows NYSE-licensed brokers to vote shares (including shares of companies listed on Nasdaq) on certain “routine” matters for which their customers do not provide voting instructions. If you are a beneficial stockholder and own shares in “street name” through a broker, bank or other nominee, the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions. The election of directors is not a routine proposal; therefore, your broker will be unable to vote your shares on the election of directors if you do not instruct your broker how to vote, which is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the election of the director nominees named herein.

CORPORATE GOVERNANCE

Board Composition

Our business and affairs are managed by or under the direction of our Board, which currently consists of eight directors. We decreased the size of the Board from nine to eight directors on April 15, 2026 following the resignation of Marc Weiser on April 2, 2026.

The Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that the number of directors constituting the Board may be changed only by resolution of the Board; provided that, prior to the first date (the “Trigger Date”) on which AE Industrial Partners, L.P. (“AE Industrial Partners”) and its affiliated companies ceases to own at least 40% or more of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors (“Voting Stock”), the size of the Board may also be fixed by the holders of a majority of the voting power present or represented by proxy at a duly convened meeting of stockholders or by a consent of stockholders in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

Our Certificate of Incorporation also provides that the Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. Subject to the terms of the Director Nomination Agreement (as defined below) and any earlier death, resignation or removal in accordance with the terms of our Certificate of Incorporation, the term of office of our Class I directors will expire at this Annual Meeting, the term of office of our Class II directors will expire at our second annual meeting of stockholders, and the term of office of our Class III directors will expire at our third annual meeting of stockholders.

In addition, our Certificate of Incorporation provides that, prior to the Trigger Date, directors may be removed with or without cause upon the affirmative vote of stockholders representing at least a majority of the voting power of our then-outstanding shares Voting Stock, voting together as a single class, and on and after the Trigger Date, directors may only be removed for cause and only upon the affirmative vote of stockholders representing at least 66 2/3% of the voting power of our then-outstanding shares of Voting Stock.

The following table sets forth the name, class, age (as of April 17, 2026) and term for each of our directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Jason Kim	I	49	Chief Executive Officer and Director	2024	2026	2029
Kevin McAllister	I	62	Director	2025	2026	2029
Christopher Emerson	II	53	Director	2022	2027	—
Jon Lusczakoski	II	35	Director	2025	2027	—
Pamela Braden	II	68	Director	2025	2027	—
Kirk Konert	III	39	Chairman	2022	2028	—
Ryan Boland	III	43	Director	2025	2028	—
Thomas Zurbuchen	III	57	Director	2025	2028	—

Director Qualifications & Nominating Process

The Board encourages selection of directors who will contribute to the Company’s overall corporate goals and believes that a broad range of skills, experience and viewpoints represented on the Board is important to the effectiveness of the Board’s oversight of the Company. The Board and the Nominating and Corporate Governance Committee periodically review the experience and characteristics appropriate for directors to possess, in light of the Board’s composition at the time, the skills and expertise needed for the effective operation of the Board and its committees, and requirements under applicable SEC and Nasdaq listing rules.

Director Qualifications. In determining whether to recommend a nominee for election to the Board, the Nominating and Corporate Governance Committee considers, among other things, his or her relationships with any of the Company’s stockholders, competitors, customers, suppliers or other persons related to the Firefly, his or her reputation and conduct, his or her experience, qualifications and skills, and for determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past meeting attendance and participation in and contributions to the activities of the Board.

The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in our Corporate Governance Guidelines and the criteria set forth above for director nominees.

In the event of one or more vacancies on the Board, the Nominating and Corporate Governance Committee will identify the desired skills and experience of the new director(s) and nominate individual(s) who it believes would strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current Board. The Nominating and Corporate Governance Committee may engage third parties to assist in the search process and to provide recommendations for candidates for director. Also, incumbent directors may be asked to recommend candidates for director. Any candidates for director would then be evaluated based on the process outlined in our Corporate Governance Guidelines, subject to the rights of AE Industrial Partners under the Director Nomination Agreement (as defined below). The same process is used to evaluate all candidates for director, including any candidates recommended by our stockholders. See “—Stockholder Recommendations of Director Candidates” below.

Director Nomination Agreement. In connection with our initial public offering (“IPO”), we entered into a director nomination agreement (the “Director Nomination Agreement”) with AE Industrial Partners and certain other stockholders (the “Investor Group”). The Director Nomination Agreement provides AE Industrial Partners, as representative of the Investor Group, with the right to designate nominees to the Board equal to: (i) 55% of the total number of directors comprising the Board (the “Total Number of Directors”), so long as the Investor Group beneficially owns, in the aggregate, 40% or more of the total number of shares of our common stock beneficially owned by the Investor Group upon completion of our IPO, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in our capitalization (the “Original Amount”); (ii) 40% of the Total Number of Directors, so long as the Investor Group beneficially owns at least 30% and less than 40% of the Original Amount; (iii) 30% of the Total Number of Directors, so long as the Investor Group beneficially owns at least 20% and less than 30% of the Original Amount; (iv) 20% of the Total Number of Directors, so long as the Investor Group beneficially owns at least 10% and less than 20% of the Original Amount and (iv) one director so long as the Investor Group beneficially owns at least 5% of the Original Amount. In each case, any applicable nominee nominated pursuant to the Director Nomination Agreement must comply with applicable law and Nasdaq listing rules.

Mr. McAllister was nominated for election at the Annual Meeting by AE Industrial Partners pursuant to the Director Nomination Agreement.

Stockholder Recommendation of Director Candidates

Subject to the rights of the AE Industrial Partners under the Director Nomination Agreement, the Nominating and Corporate Governance Committee will evaluate candidates for director recommended by our stockholders using the same criteria and process outlined in our Corporate Governance Guidelines. Stockholders who wish to identify director candidates for consideration by the Nominating and Corporate Governance Committee may write to Firefly Aerospace Inc., 2203 Scottsdale Drive, Leander, Texas 78641, Attn: General Counsel, and any candidates so identified will then be forwarded to the Chair of the Nominating and Corporate Governance Committee for consideration.

Stockholders may also nominate directors for election to the Board. In order to nominate a candidate for director at our 2027 annual meeting of stockholders, nominations must be submitted in writing to our Corporate Secretary at our principal executive offices and received by us no later than the close of business on March 6, 2027 and not earlier than the close of business on February 4, 2027. All stockholder nominations must also satisfy the other procedural requirements specified in our Amended and Restated Bylaws (“Bylaws”). In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide written notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), which written notice must be postmarked or transmitted electronically and received by us at our principal executive offices at 2203 Scottsdale Drive, Leander, Texas 78641, no later than April 5, 2027. However, if the date of our 2027 annual meeting of stockholders is changed by more than 30 calendar days from the anniversary date of this Annual Meeting, then written notice must be provided by the later of 60 calendar days prior to the date of our 2027 annual meeting of stockholders and the tenth calendar day following the day on which public announcement of the date of our 2027 annual meeting of stockholders is first made by us.

PROPOSAL 1 – ELECTION OF DIRECTORS

Based upon the recommendation of the Nominating and Governance Committee, the Board has nominated the following two directors to be re-elected at the Annual Meeting: Jason Kim and Kevin McAllister. If elected at the Annual Meeting, they will serve for three-year terms, expiring at our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until his or her earlier death, resignation or removal. Certain biographical information for each of the nominees is set forth in the following section. Also set forth therein is a description of the specific experience, qualifications, attributes and skills of each nominee that were considered by the Nominating and Corporate Governance Committee, in the context of the needs of the Board as a whole, in determining that these individuals were qualified to serve on the Board. Mr. McAllister has been included in the slate of nominees recommended for re-election by the Board pursuant to the terms of the Director Nomination Agreement.

Proxies solicited on behalf of the Board will be voted “FOR” the election of each of the two director nominees, unless your proxy card is marked otherwise (if you are a registered stockholder) or you have provided a different instruction to your bank or broker (if you are a beneficial or “street-name” stockholder).

Vote Required

Under our Bylaws, the election of the two director nominees at the Annual Meeting requires a plurality of the votes cast by the shares of our common stock present in person (including virtually) or represented by proxy and entitled to vote on the election of directors. In an uncontested election of directors, this means that each director nominee will be elected if he or she receives at least one “FOR” vote. Failure to vote by proxy or electronically at the virtual Annual Meeting and “WITHHOLD” votes will result in a respective nominee having fewer votes but will have no effect on the outcome of the election because a plurality of the votes cast is required for the election of the director nominee. Cumulative voting is not permitted in the election of directors.

Each nominee for director has consented to stand for election and has agreed to serve if elected. We currently have no reason to believe that any of the nominees would be unable or unwilling to serve if elected. However, if before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate another individual as a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the vacancy.

The Board unanimously recommends that you vote “FOR” each of the director nominees below.

Director Nominees to Serve Three-Year Terms Expiring at the Annual Meeting to be Held in 2029

Jason Kim has served as our Chief Executive Officer and as a member of the Board since October 2024. He previously served as Chief Executive Officer of Millennium Space Systems from December 2020 to September 2024 and as Vice President of Strategic Planning from September 2009 to December 2019. Mr. Kim has also held positions with Raytheon and Northrop Grumman. Mr. Kim attended the United States Air Force Academy, where he earned a BS in Electrical Engineering, and served in the United States Air Force from 1999 to 2006. Mr. Kim also earned a MS in Electrical Engineering from the U.S. Air Force Institute of Technology and an MBA from UCLA Anderson School of Management.

We believe that Mr. Kim is qualified to serve as a director given his deep industry experience and his insight into our business as our Chief Executive Officer.

Kevin McAllister has served as a member of the Board since completion of our IPO in August 2025. Since June 2020, Mr. McAllister has been a Senior Operating Partner and Co-Head of the Portfolio Strategy and Optimization Group at AE Industrial Partners. Mr. McAllister currently serves on the board of directors of Embraer S.A. (NYSE: ERJ). Mr. McAllister previously served as the Chairman of the board of directors of Belcan. Prior to joining AE Industrial in June 2020, Mr. McAllister served as President and Chief Executive Officer of Boeing Commercial Airplanes from December 2016 to October 2019. Prior to that, Mr. McAllister held positions at GE Aerospace (NYSE: GE) from 1989 to 2016, where he most recently served as President and Chief Executive Officer of GE Aviation Services from 2014 to 2016 and was previously Vice President and General Manager of Global Sales and Marketing from 2008 to 2014. He also held multiple leadership roles at GE Aerospace across Global Customer and Product Support, Overhaul & Component Repair Operations, Lean Six Sigma, and Engineering. Mr. McAllister earned a BS in Metallurgical and Materials Engineering from the University of Pittsburgh.

We believe Mr. McAllister is qualified to serve as a director given his leadership experience in the aerospace industry.

Continuing Directors (whose terms expire at the annual meeting of stockholders to be held in 2027)

Christopher Emerson has served as a member of the Board since September 2022. Since January 2024, Mr. Emerson has been a Senior Partner at AE Industrial Partners and was an Operating Partner from October 2022 to January 2024. Mr. Emerson currently serves as Chairman of the board of ALL.SPACE, Chairman of the board of Spirent Federal Systems, and on the board of directors of Belcan and The Atlas Group. Previously, Mr. Emerson served on the board of directors at Hidden Level Inc. from May 2022 to October 2024 and HawkEye 360 from September 2019 to November 2021. Mr. Emerson served as Chairman of the board of Airbus U.S. Space & Defense, Inc. (OTCMKTS: EADSY) from October 2021 to February 2022, Chairman of the Board and President of Airbus U.S. Space & Defense, Inc. from July 2019 to October 2021, and President of Airbus Helicopters, Inc. from June 2015 to July 2019. From 2003 to 2015, Mr. Emerson served in various roles at Airbus U.S. Space & Defense, Inc., including as Senior Vice President and Chief Financial Officer. Mr. Emerson earned a BAS in International Economics from the University of Alabama.

We believe that Mr. Emerson is qualified to serve as a director given his experience in the aerospace industry and extensive leadership experience.

Jon Lusczakoski has served as a member of the Board since completion of our IPO in August 2025. Since February 2026, Mr. Lusczakoski has been a Partner at AE Industrial Partners and previously was a Principal from August 2024 to February 2026, a Vice President from August 2021 to August 2024, a Senior Associate from October 2020 to August 2021 and an Associate from August 2018 to October 2020. Mr. Lusczakoski currently serves on the board of directors of Calca Solutions and the National Security Space Association. Prior to joining AE Industrial Partners in August 2018, Mr. Lusczakoski was a Lead Engineer in the Program Development group at Williams

International from June 2012 to July 2018. Mr. Lusczakoski earned a BS in Mechanical Engineering from Michigan State University and an MBA from the University of Michigan.

We believe Mr. Lusczakoski is qualified to serve as a director given his technical background.

Pamela Braden has served as a member of the Board since completion of our IPO in August 2025. Since February 2022, Ms. Braden has been an Operating Partner at AE Industrial Partners. Ms. Braden currently serves on the board of directors of BigBear.ai (NYSE: BBAI) and REDLattice and previously served on the board of directors of Belcan. Prior to joining AE Industrial Partners, Ms. Braden was the Chief Executive Officer and Founder of the digital engineering services firm Gryphon Technologies from January 1998 to December 2021. Prior to that, Ms. Braden served as an executive at various government sector-focused startups. Ms. Braden earned a BA in Political Science from the University of Akron.

We believe Ms. Braden is qualified to serve as a director given her experience in the defense industry and as an executive for complex technology companies.

Continuing Directors (whose terms expire at the annual meeting of stockholders to be held in 2028)

Kirk Konert has served as a member of the Board since March 18, 2022. Since December 2023, Mr. Konert has been a Managing Partner at AE Industrial Partners. Prior to that, Mr. Konert was a Partner at AE Industrial Partners from October 2019 to December 2021, and a Principal from August 2014 to October 2019. Mr. Konert currently serves on the board of directors of BigBear.ai (NYSE: BBAI), Calca Solutions, Redwire (NYSE: RDW), ThayerMahan, and York Space Systems (NYSE: YSS). Previously, Mr. Konert was a Senior Associate at Sun Capital Partners from July 2011 to July 2014 and was an analyst with Wells Fargo Securities’ Industrial Group from June 2009 to June 2011. Mr. Konert earned a BA in Economics at Davidson College.

We believe that Mr. Konert is qualified to serve as a director given his leadership and transactional experience.

Ryan Boland has served as a member of the Board since completion of our IPO in August 2025. Since January 2024, Mr. Boland has served as Chief Executive Officer of ElementUSA Minerals and has served on its board of directors since April 2022. Mr. Boland has served on the board of directors of Lulu Snacks, Inc. since January 2025. Mr. Boland has served as the Chief Executive Officer of a private family office since December 2016. Prior to that, Mr. Boland worked at J.P Morgan from July 2005 to December 2016 in various executive roles across the Investment Bank and Private Bank departments, most recently as Executive Director of Global Investments, Private Bank. Mr. Boland earned a BS in Accounting from Villanova University.

We believe Mr. Boland is qualified to serve as a director given his financial expertise and management credentials.

Thomas Zurbuchen has served as a member of the Board since May 2025. Since June 2023, Dr. Zurbuchen has led the ETH Space initiative at ETH Zürich Space, a public university in Germany. Dr. Zurbuchen currently serves as a member of the board of advisors of Voyager Space, as a member of the board of McKinley Inc., and serves on the board of directors of the Schindler Group. Prior to that, Dr. Zurbuchen was Associate Administrator at the National Aeronautics and Space Association Science Mission Directorate from October 2016 to December 2022. Prior to that, from September 2014 to October 2016, Dr. Zurbuchen worked as a Talent Acquisition Specialist at eLab Ventures. From February 1998 to October 2016, Dr. Zurbuchen held various educational leadership positions at the University of Michigan, including as a Research Scientist from January 1998 to September 2003, as the Director of the Center for Entrepreneurship from October 2007 to August 2009, and as a professor from September 2003 to October 2016. Dr. Zurbuchen earned an MS and a PhD in physics from the University of Bern.

We believe Dr. Zurbuchen is qualified to serve as a director given his technical background and extensive leadership experience in private and public institutions.

Independence Status

The listing standards of the Nasdaq Global Market (“NASDAQ”) require that, subject to specified exceptions, such as those described below under “—Controlled Company Status,” each member of a listed company’s audit committee, compensation committee and nominations committee be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

The Board has affirmatively determined that each of Ms. Braden, Mr. Boland, Mr. Weiser (who served on the Board until April 2, 2026) and Dr. Zurbuchen qualified, and, as applicable, continues to qualify, as an independent director in accordance with the Nasdaq’s listing rules. In addition, the Board has determined that each of Ms. Braden and Mr. Boland meets the heightened independence requirements for audit committee membership as set forth in Rule 10A-3 under the Exchange Act and Nasdaq’s applicable listing rules. In making these determinations, the Board considered the relationships (if any) that each director (and any of his or her family members) has with the Company and such other facts and circumstances that the Board deemed relevant in making a determination of independence, including beneficial ownership of our common stock.

Controlled Company Status

Pursuant to the Director Nomination Agreement, the Investor Group controls a majority of the voting power of our outstanding Voting Stock, and as a result, we are a “controlled company” within the meaning of Nasdaq’s corporate governance rules. Under these rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirements that:

•
a majority of the board of directors consists of independent directors;
•
the nominating and corporate governance committee be composed entirely of independent directors; and
•
the compensation committee be composed entirely of independent directors.

As long as we remain a controlled company, we may rely on these exemptions from time to time.

Currently, we do not have a majority of independent directors on the Board, and neither our Nominating and Corporate Governance Committee nor the Compensation Committee consists entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq’s corporate governance rules.

The “controlled company” exemption does not modify the independence requirements for the Audit Committee. Nasdaq listing rules, however, allow us to phase-in a fully independent Audit Committee. Within one year of the date of the effectiveness of the IPO registration statement (and thereafter), we will be required to have an Audit Committee composed entirely of independent directors. We do not believe that reliance on this phase-in exception to the requirement to have a fully independent Audit Committee has a material adverse effect on the ability of the Audit Committee to act independently and satisfy the other applicable requirements.

Board Meetings and Committees

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. From time to time, the Board may establish other committees to facilitate the management of our business.

During the fiscal year 2025, the Board held 10 meetings. During the fiscal year 2025, the Audit Committee met 2 times, the Compensation Committee met 4 times, and the Nominating and Corporate Governance Committee met 2 times. Directors are expected to attend the annual meetings of our stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve. Each of our directors attended at least 75% of the meetings of the Board and the Board committees on which she or he served during the fiscal year 2025, other than Jed McCaleb, a former director, who attended only 60% of such meetings.

The current composition, duties and responsibilities of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committees are as set forth below. In the future, the Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ryan Boland	X (Chair)
Pamela Braden	X
Christopher Emerson			X
Kirk Konert	X	X (Chair)
Jon Lusczakoski		X
Kevin McAllister			X (Chair)
Thomas Zurbuchen			X

Mr. Kim does not serve on any of the three standing committees of the Board.

Audit Committee

The Audit Committee currently consists of three directors: Messrs. Boland (chair of the committee) and Konert and Ms. Braden. The Board has affirmatively determined that Ms. Braden and Mr. Boland each satisfies the heightened independence requirements for audit committee membership under Nasdaq listing rules and Rule 10A-3 of the Exchange Act. As discussed above, we are currently relying on the phase-in exemptions provided under Rule 10A-3 of the Exchange Act and the Nasdaq listing rules for newly-public companies (and currently do not have a fully independent Audit Committee). The Board has affirmatively determined that Mr. Boland is an “audit committee financial expert” as defined under SEC rules. All members of the Audit Committee are financially literate.

The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and to assist the Board to fulfill the Board’s oversight responsibilities with respect to the quality and integrity of the Company’s financial statements, the adequacy and effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, as well as the qualifications, independence and performance of our independent registered public accounting firm.

The Board has adopted a written charter for the Audit Committee which satisfies the applicable SEC rules and Nasdaq listing rules. The written charter of the Audit Committee may be found by visiting the “Governance Documents” section of our investor relations website at investors.fireflyspace.com/governance/governance-documents.

Compensation Committee

The Compensation Committee currently consists of two directors: Messrs. Konert (chair of the committee) and Lusczakoski. We avail ourselves of the “controlled company” exemption under Nasdaq’s corporate governance rules which exempts us from, among other things, the requirement to have a compensation committee composed entirely of independent directors.

The purpose of the Compensation Committee is to: (i) assist the Board in discharging its responsibilities relating to compensation of the Company’s non-employee directors, CEO and other “executive officers” (as designated for purposes of Section 16 of the Exchange Act); (ii) review and evaluate the Company’s overall executive compensation philosophy; (iii) administer the Company’s incentive compensation and equity-based plans and oversee the Company’s other compensation and benefits programs; (iv) prepare the compensation committee report on executive compensation required by the SEC for inclusion in the Company’s annual proxy statement or annual report on Form 10-K, as applicable; and (v) assist the Board in its oversight of the Company’s human capital management policies and strategies.

The Board has adopted a written charter for the Compensation Committee which satisfies applicable SEC rules and Nasdaq listing rules. The written charter of the Compensation Committee may be found by visiting the “Governance Documents” section of our investor relations website at investors.fireflyspace.com/governance/governance-documents.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of three directors: Messrs. McAllister (chair of the committee) and Emerson and Dr. Zurbuchen. We avail ourselves of the “controlled company” exemption under Nasdaq’s corporate governance rules which exempts us from, among other things, the requirement that we have a nominating and corporate governance committee composed entirely of independent directors.

The purpose of the Nominating and Corporate Governance Committee is to: (i) identify, review, evaluate and recommend candidates to serve as directors of the Company, consistent with criteria approved by the Board; (ii) recommend to the Board the structure and membership of Board committees; (iii) oversee the annual evaluation of the Board and its committees; (iv) periodically review, and recommend to the Board amendments to, our Corporate Governance Guidelines and other corporate governance documents and make other recommendations to the Board related to corporate governance trends and issues; and (v) oversee the Company’s compliance program with respect to the Company’s principal legal and regulatory compliance risks not overseen by other committees of the Board and provide reports and guidance to the Board regarding such risks and the steps management has taken to monitor and mitigate them.

The Board has adopted a written charter for the nominating and corporate governance committee which satisfies applicable SEC rules and Nasdaq listing rules. The written charter of the Nominating and Corporate Governance Committee may be found by visiting the “Governance Documents” section of our investor relations website at investors.fireflyspace.com/governance/governance-documents.

Board Leadership Structure

The Board believes that the mix of experienced independent directors, as well as the directors affiliated with our controlling stockholder and our Chief Executive Officer, that currently comprise the Board, together with the structure and composition of the committees of the Board, provides strong overall oversight and strategic direction for the Company.

Chair of the Board

Currently, the positions of Chair of the Board (Mr. Konert) and Chief Executive Officer (Mr. Kim) are held by separate persons. The Board believes this leadership structure is appropriate for the Company and its stockholders at this time as it allows our Chief Executive Officer to devote more attention to the day-to-day leadership and performance of the Company, with the Chair’s responsibility to, among other things, provide strategic guidance to our Chief Executive Officer.

The combination or separation of these offices is a matter that is considered from time to time by the Board as part of the Company’s succession planning process, based on all of the then-relevant facts and circumstances. Accordingly, the Board may make changes to our leadership structure in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Risk Oversight

Management is responsible for the day-to-day management of the risks facing our Company, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. It is the responsibility of management to ensure that the Board and its committees are kept well informed of key risks facing the Company and emerging risks on a timely basis. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated therewith. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board keeps itself regularly informed regarding such risks through committee reports and otherwise.

The Audit Committee oversees management of the Company’s major financial risk exposures and also cybersecurity risks and the steps taken by management to monitor and mitigate or otherwise control these exposures and risks, including internal controls, insurance coverage and strategies and information security.

The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. At least annually, the Compensation Committee reviews the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

The Nominating and Corporate Governance Committee is responsible for overseeing the Company’s compliance program with respect to the Company’s principal legal and regulatory compliance risks not overseen by other committees of the Board and provides reports and guidance to the Board regarding such risks and the steps management has taken to monitor and mitigate them.

Corporate Governance Guidelines and Code of Business Conduct

The Board has adopted Corporate Governance Guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of the Board and certain corporate governance practices and standards applicable to us in general. We have adopted a Code of Business Conduct applicable to all of our officers, directors, and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Corporate Governance Guidelines and Code of Business Conduct is posted on our website at www.fireflyspace.com on the Corporate Governance page of the Investor Relations section of the website. We intend to disclose future amendments to certain provisions of our Code of Business Conduct or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer, or other persons performing similar functions on our website.

Insider Trading Policy

We have adopted an Insider Trading Policy that governs the purchase, sale, and/or bona fide gift of our securities by our directors, officers, employees and certain other individuals, such as contractors and consultants, that is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K. In addition, it is our policy that any trades by the Company will comply with applicable law, including laws with respect to insider trading.

Anti-Hedging and Anti-Pledging Policy

Pursuant to our Insider Trading Policy, we prohibit directors, officers and other employees from purchasing financial instruments, including prepaid variable forwards, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds that are based on fluctuations of the Company Securities and that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of our securities. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Compensation Committee Interlocks and Insider Participation

Prior to our IPO in August 2025, Messrs. Emerson, Konert and Weiser each served on the Compensation Committee, and after our IPO through December 31, 2025, Messrs. Konert, Lusczakoski and Weiser served on our Compensation Committee. See “Certain Relationships and Related Party Transactions” below for additional information regarding certain relationships and related-party transactions involving Messrs. Emerson, Konert, Lusczakoski and Weiser. None of the members of the Compensation Committee who served during the fiscal year 2025 is or was one of our officers or employees. None of our executive officers serves on the board of directors or compensation committee of another public company that has an executive officer that serves on our Board or the Compensation Committee. No member of the Board is an executive officer of another public company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Communications by Stockholders with the Board

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management directors as a group, by sending regular mail to:

Firefly Aerospace Inc.

2203 Scottsdale Drive

Leander, TX 78641

Attn: Board of Directors

c/o General Counsel

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Firefly will receive the communications and process them before forwarding them to the addressee. Firefly may also refer communications to other departments within Firefly. Firefly generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Firefly.

EXECUTIVE COMPENSATION

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC. As an “emerging growth company,” we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for 2025 and 2024.

Named Executive Officers

For the fiscal year 2025, our named executive officers (“Named Executive Officers”) and their positions were as follows:

Name	Position
Jason Kim	Chief Executive Officer
Darren Ma	Chief Financial Officer
Ramon Sanchez	Chief Operating Officer (effective as of December 22, 2025)

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to our Named Executive Officers for the fiscal year 2025, as well as the fiscal year 2024, where applicable.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Jason Kim	2025	488,462	500,000	(5)	36,053,338	1,134,849	—	42,866	(6)	38,219,515
Chief Executive Officer	2024	115,385	250,000		—	1,778,398	—	100,291		2,244,074
Darren Ma	2025	408,308	252,000	(5)	9,048,737	1,613,963	—	3,433	(7)	11,326,441
Chief Financial Officer	2024	383,846	—		—	16,292	175,000	6,085		581,223
Ramon Sanchez(8)	2025	13,077	175,000	(9)	11,122,197	—	—	1,635	(10)	11,311,909
Chief Operating Officer	2024	—	—		—	—	—	—		—

(1)
Amounts in the “Stock Awards” column reflect the aggregate grant date fair values of restricted stock units (“RSUs”) and for Mr. Sanchez, performance stock units (“PSUs”), as computed in accordance with ASC Topic 718, Compensation-Stock Compensation. Mr. Sanchez’s PSUs are valued based on the probable outcome of the performance conditions applicable to such PSUs as of the date of grant. The assumptions used in calculating the grant date fair value of the RSUs and PSUs reported in the Stock Awards column are set forth in Note 14 “Share Based Compensation” to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”). See the “Equity Incentive Compensation” section below for additional details on the RSUs and PSUs. For additional information on these awards, see the “Outstanding Equity Awards at 2025 Fiscal Year-End Table” below.
(2)
The amounts reported in the “Option Awards” column represent the grant date fair value of the stock options (“Options”) granted to the applicable Named Executive Officers during the fiscal years ended December 31, 2024 and December 21, 2025, respectively, as computed in accordance with ASC Topic 718, Compensation-Stock Compensation, and for Mr. Kim, a portion of which represents $250,000 of his 2024 annual bonus. The assumptions used in calculating the grant date fair value of the Options reported in the Option Awards column are set forth in Note 14 “Share Based Compensation” to the consolidated financial statements included in the 2025 Annual Report. See the “Equity Incentive Compensation” section below for additional details on the Options. For additional information on these awards, see the “Outstanding Equity Awards at 2025 Fiscal Year-End Table” below.
(3)
The amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect bonuses paid to the Named Executive Officers under the Firefly Aerospace, Inc. Performance-Based, Incentive Compensation Plan with respect to the fiscal years ended December 31, 2024.
(4)
Amounts in the “All Other Compensation” column for the fiscal year 2025 include Company paid life insurance premiums for all of our Named Executive Officers ($222 for Mr. Kim, $186 for Mr. Ma, and $384 for Mr. Sanchez).
(5)
Amounts represent discretionary annual bonuses paid to Messrs. Kim and Ma taking into account our overall performance.
(6)
Includes discretionary tax gross up payment of $42,644 that the Company paid in connection with Mr. Kim’s relocation reimbursements, which he received in 2024 for relocating to the vicinity of our former Cedar Park, Texas location.
(7)
Includes a matching 401(k) contribution (100% of elective deferrals up to a maximum per participant per calendar year equal to 4% of the participant’s eligible compensation), which for Mr. Ma was $3,246 for the fiscal year 2025.

(8)
Mr. Sanchez commenced employment with the Company on December 22, 2025. He was not a named executive officer for the fiscal year 2024. His salary reflects partial year of service.
(9)
Represents the guaranteed annual bonus Mr. Sanchez is entitled to receive for the fiscal year ended December 31, 2025 per the terms of his employment agreement.
(10)
Mr. Sanchez was compensated with a $1,635 cash payment, which was based on an assumed hourly rate, for attending a Company All-Hands meeting on December 19, 2025, prior to the start of his employment.

Narrative Disclosure to Summary Compensation Table

Confirmatory Employment Letters

Each of our Named Executive Officers is a party to a confirmatory employment letter with us, which confirms the material terms of each of their initial employment agreements with us (each, a “Prior Employment Agreement” and collectively, the “Prior Employment Agreements”) and provides for eligibility to participate in the Severance Plan (as defined and described in further detail below) . The confirmatory employment letters generally provide for each executive’s base salary, target bonus opportunity, reimbursement of reasonable business expenses and eligibility to participate in our benefit plans. The material terms of the confirmatory employment letters are summarized below.

Each of our Named Executive Officers entered into an Employee Proprietary Information Agreement (the “Proprietary Information Agreement”) with us in connection with their employment, which contain customary confidentiality, non-competition, non-solicitation, non-interference, assignment of inventions and conflict of interest covenants. The employment agreements provide that the period of each restrictive covenant that applies to our Named Executive Officers shall be the longer of the period set forth in the Proprietary Information Agreement or the severance period provided in the Named Executive Officer’s employment agreement.

Kim Agreement

On April 16, 2026, we entered into a confirmatory employment letter with Jason Kim (the “Kim Agreement”), confirming the terms of his employment with us. The Kim Agreement provides for an annual base salary of $500,000, eligibility for Mr. Kim to earn an annual incentive bonus based on a target bonus opportunity equal to 100% of his base salary, eligibility to participate in the Severance Plan and participation in standard benefit plans.

Ma Agreement

On April 16, 2026, we entered into a confirmatory employment letter with Darren Ma (the “Ma Agreement”), confirming the terms of his employment with us. The Ma Agreement provides for an annual base salary of $420,000, eligibility for Mr. Ma to earn an annual incentive bonus based on a target bonus opportunity equal to 60% of his base salary, eligibility to participate in the Severance Plan and participation in standard benefit plans.

Sanchez Agreement

On April 16, 2026, we entered into a confirmatory employment letter with Ramon Sanchez (the “Sanchez Agreement”), confirming the terms of his employment with us. The Sanchez Agreement provides for an annual base salary of $425,000, eligibility for Mr. Sanchez to earn an annual incentive bonus based on a target bonus opportunity equal to 50% of his base salary, eligibility to participate in the Severance Plan and participation in standard benefit plans.

Base Salary

The base salaries of our Named Executive Officers are set forth in their respective confirmatory employment letters. Mr. Kim’s base salary is subject to review by the Board for increases, but not decreases, no less frequently than annually. For the fiscal year ended December 31, 2025, Mr. Kim’s base salary was $500,000, Mr. Ma’s base salary was $420,000, and Mr. Sanchez’s base salary was $425,000.

Annual Bonus Plan

We maintain the Firefly Aerospace Inc. Performance-Based, Incentive Compensation Plan (the “Annual Bonus Plan”) which sets the framework for annual performance-based bonuses. For the fiscal year 2025, the Compensation Committee (and the Board, with respect to Mr. Kim) did not pre-establish performance metrics for the year, but rather determined bonuses for Messrs. Kim and Ma at the end of the year based on overall Company and individual performance. Such 2025 annual bonuses were approved to pay out at target. For future years we anticipate that the Compensation Committee will pre-establish metrics under the Annual Bonus Plan for the applicable fiscal year. Mr. Sanchez was awarded a guaranteed bonus of $175,000 for the fiscal year 2025, consistent with the term of his Prior Employment Agreement upon commencement of his employment with us, which has been superseded by the Sanchez Agreement.

Equity Incentive Compensation

2017 Equity Incentive Plan

Under the Amended and Restated Firefly Aerospace, Inc. 2017 Plan (the “2017 Plan”), the Board or a committee thereof had been able to grant awards to our employees, consultants, and directors in the form of non-qualified stock options, incentive stock options, restricted stock awards and RSUs.

Each of Messrs. Kim and Ma received grants of Options in 2024 and 2025 as part of their annual equity compensation pursuant to the 2017 Plan and applicable stock option agreements. All of these Options fully vested in accordance with their terms in connection with our IPO.

2025 Omnibus Incentive Plan

Under the 2025 Omnibus Incentive Plan (the “2025 Plan”), our employees, consultants and directors and our affiliates performing services for us, including our executive officers, are eligible to receive awards. The 2025 Plan provides for the grant of Options, stock appreciation rights, restricted stock, RSUs, dividend equivalents, other stock-based awards, other cash-based awards, substitute awards, and performance awards intended to align the interests of participants with those of our stockholders. In 2025, each of our Named Executive Officers received a grant of RSUs and Options and, for Mr. Sanchez, PSUs, under the 2025 Plan. The RSUs vest as follows: (i) one-third on the one-year anniversary of the grant date, and (ii) 1/12 quarterly thereafter (such that the RSUs will be fully vested at the third anniversary of the grant date), subject in each case to the Named Executive Officer’s continued employment through the respective vesting date. Mr. Sanchez’s PSUs vest when certain operational goals and milestones are met during three separate one-year measurement periods, in each case generally subject to Mr. Sanchez’s continued employment through the applicable vesting date, except as otherwise set forth in the applicable award agreement.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2025:

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Jason Kim	10/24/2024	(4)	2,240,467	—	0.9112	10/23/2034	—	—
	5/6/2025	(4)	631,740	—	2.3106	5/5/2035	—	—
	9/24/2025	(5)	—	—	—	—	888,889	19,884,447
Darren Ma	10/28/2020	(4)	54,286	—	0.4231	8/25/2030	—	—
	1/8/2021	(4)	33,233	—	0.4882	1/7/2031	—	—
	7/21/2021	(4)	61,247	—	1.0089	7/20/2031	—	—
	7/21/2021	(4)	107,547	—	1.0089	7/20/2031	—	—
	2/17/2022	(4)	46,092	—	1.0089	2/16/2032	—	—
	6/17/2022	(4)	47,244	—	0.8787	6/16/2032	—	—
	6/17/2022	(4)	153,639	—	0.8787	6/16/2032	—	—
	6/20/2024	(4)	23,046	—	0.8136	6/19/2034	—	—
	5/6/2025	(4)	898,450	—	2.3106	5/5/2035	—	—
	8/24/2025	(6)	—	—	—	—	768	17,180
	9/24/2025	(5)	—	—	—	—	222,222	4,971,106
Ramon Sanchez	12/22/2025	(6)	—	—	—	—	100,000	2,237,000
	12/22/2025	(7)	—	—	—	—	228,833	5,118,994

(1)
Amount reflects all previous reverse stock splits effected prior to our IPO.
(2)
This column represents the fair market value of a share of our common stock on the date of the grant, as determined by the administrator of the 2017 Plan.
(3)
This column represents the fair market value of the shares underlying the RSUs or PSUs as of December 31, 2025, based on the closing price of our common stock, as reported on Nasdaq, of $22.37 on December 31, 2025.
(4)
Amount reflects shares of our common stock subject to an Option granted pursuant to the terms of the 2017 Plan and a stock option agreement thereunder. The Options are fully vested.
(5)
The RSUs vest in four installments on each of September 16, 2026, 2027, 2028 and 2029, subject to each of Messrs. Kim’s and Ma’s, as applicable, continued employment through the respective vesting date.
(6)
The RSUs vest as to (i) one-third on the one-year anniversary of the grant date, and (ii) 1/12 quarterly thereafter (such that the RSUs will be fully vested at the third anniversary of the grant date), subject in each case to continued employment through the respective vesting date.
(7)
PSUs vest when certain operational goals and milestones are met during three separate one-year measurement periods, in each case generally subject to Mr. Sanchez’s continued employment through the applicable vesting date, except as otherwise set forth in the applicable award agreement.

Additional Narrative Disclosure

Retirement Plans

We currently provide broad-based health and welfare benefits that are available to our full-time employees, including our Named Executive Officers, including health, life, vision, and dental insurance. In addition, we currently make available a retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees (including our Named Executive Officers) may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We match 100% of elective deferrals up to a maximum per participant per calendar year equal to 4% of the participant’s eligible compensation. Matching contributions to our 401(k) plan are 100% vested. All contributions under our 401(k) plan are subject to certain annual dollar limitations in accordance with applicable laws, which are periodically adjusted for changes in the cost of living. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our Named Executive Officers.

Potential Payments Upon Termination or Change in Control

Severance Benefits under the Prior Employment Agreements

As of December 31, 2025, Messrs. Kim and Ma were entitled to certain severance payments and benefits pursuant to their respective Prior Employment Agreements in the event we terminate him without Cause or he resigns with Good Reason, subject to each of their execution and non-revocation of a general release of claims in favor of us, consisting of the following severance: (i) nine months (for Mr. Ma) or 12 months (for Mr. Kim) of his then-current base salary, (ii) an amount equal to the cost of nine months (for Mr. Ma) or 12 months (for Mr. Kim) of the employee portion of associated COBRA premiums, (iii) a pro-rated Annual Bonus for the year of termination if such termination occurred in the second half of the fiscal year, based on projected actual performance through the date of termination, and (iv) any then-outstanding Options subject to time-based vesting will remain outstanding and have the opportunity to vest for nine months (for Mr. Ma) or 12 months (for Mr. Kim) following such termination of employment. To the extent unpaid as of the date of termination of employment, Mr. Ma will also be entitled to the prior year Annual Bonus. Such severance will be paid in a lump sum no later than 60 days following the applicable termination of employment.

The Prior Employment Agreements also provide that, upon a Liquidity Event (which included our IPO) where he is employed, any Options subject solely to time-based vesting shall become fully vested and exercisable, provided, that, any shares issued in respect of such accelerated Options shall be “Restricted Shares.” If he does not elect a method of exercise in connection with such Liquidity Event, he will be deemed to have selected the Net-Exercise method. The clawback on the Restricted Shares generally lapses with respect to 50% of the Restricted Shares on the six-month anniversary of the Liquidity Event, 25% of the Restricted Shares on the nine-month anniversary of the Liquidity Event, and 25% of the Restricted Shares in equal monthly amounts (8.34% per month) at the end of each tenth-, eleventh- and twelfth-month anniversaries of the Liquidity Event. Any Restricted Shares still subject to clawback in the event he terminates his employment other than for Good Reason any time during the 12-month period following the Liquidity Event shall be forfeited. For purposes of the Prior Employment Agreements, “Liquidity Event” means (i) Change of Control (as defined in the 2017 Plan), or (ii) an initial public offering (including via a merger with a special purpose acquisition company or similar). In connection with our IPO, we amended the Prior Employment Agreements to remove the automatic Net-Exercise such that the Options held by Messrs. Kim and Ma remain outstanding and exercisable at any time in accordance with their terms until the expiration date of the Options.

Under the Prior Employment Agreements, “Cause” generally means (i) conduct amounting to fraud against us or any of our subsidiaries or affiliates; (ii) intentional misconduct, repeated refusal to follow our reasonable and lawful directions or material breach of the employment agreement or any document referenced therein, provided we notify the applicable individual of the acts deemed to constitute such intentional misconduct, repeated refusal or material breach in writing and he fails to correct such acts (or begin such action as may be necessary to correct such acts and thereafter fails to diligently pursue the completion thereof) within ten business days after written notice has been given; (iii) violation of our material policies that causes or has demonstrated a substantial likelihood to cause material financial or reputational harm to us; or (iv) conviction or plea of guilty or nolo contendere to a felony (other than one arising from the operation of a motor vehicle or resulting from actions taken (or not taken) by such individual in reasonable, good faith in his capacity as our employee or officer).

Severance Benefits under the Severance Plan

On April 15, 2026, our Board adopted and approved the Firefly Aerospace Inc. Amended Executive Severance Plan (the “Severance Plan”). Our Named Executive Officers are eligible to participate in the Severance Plan, subject to execution of a participation agreement.

The Severance Plan would provide the following severance in the event a participant’s employment with the Company is terminated by the Company without cause other than due to death or disability, or in the event of the participant’s resignation for good reason (each, a “Qualifying Termination”), provided that the participant has completed at least one full year of continuous service as of the termination date and subject to the execution and non-revocation of a general release of claims in favor of the Company:

•
a lump sum amount equal to the participant’s annual base salary;
•
a lump sum bonus payment equal to: (i) in the case of Mr. Kim, the target annual bonus in effect for the year of such termination, and (ii) in the case of other Named Executive Officers, a prorated target annual bonus (if the Qualifying Termination occurs prior to or on June 30), or the prorated bonus in effect for the year which includes the termination date based on actual performance achieved prior to, and prorated through, the termination date (if the Qualifying Termination occurs after June 30); and
•
a lump sum amount for the difference between the amount the participant pays to effect and continue healthcare coverage under COBRA and the employee contribution amount (the “COBRA Benefit”) for up to one year.

In the event the participant’s Qualifying Termination occurs during the 24-month period following a Change in Control (as defined in the 2025 Plan) (the “Change in Control Protection Period”) then, subject to the execution and non-revocation of a general release of claims in favor of the Company, a participant would receive the following enhanced severance:

•
a lump sum amount equal to: (i) in the case of Mr. Kim, two times his annual base salary, and (ii) in the case of other Named Executive Officers, one times their annual base salary;
•
a lump sum bonus payment equal to: (i) in the case of Mr. Kim, two times his target annual bonus, and (ii) in the case of other Named Executive Officers, one times their target annual bonus; and
•
a lump sum amount equal to the total amount of the COBRA Benefit for: (i) in the case of Mr. Kim, up to two years, and (ii) in the case of other Named Executive Officers, up to one year.

The Severance Plan also provides that if a participant’s employment with the Company terminates due to his retirement, death or disability then, subject to the execution and non-revocation of a general release of claims in favor of the Company, the participant (or his estate, as applicable) will be entitled to receive a lump sum payment equal to (i) the participant’s annual base salary, (ii) a prorated target annual bonus (if the termination date occurs prior to or on June 30) or the prorated bonus based on actual performance achieved prior to, and prorated through, the termination date (if the termination date occurs after June 30), and (iii) COBRA Benefit for one year.

The Severance Plan further provides for the acceleration of the vesting of equity awards in the event of a participant’s Qualifying Termination or termination of employment that occurs outside of a Change in Control Protection Period or a termination of employment due to retirement or disability, with the vesting of time-based RSUs generally accelerating for a one-year period (except RSUs granted on September 24, 2025 in connection with our IPO, which will vest in full upon such termination) and PSUs continuing to vest, on a prorated basis, based on actual performance achieved at the end of the applicable measurement period. In the event of a participant’s Qualifying Termination that occurs during a Change in Control Protection Period or his death, all then-unvested time-based and performance-based equity awards will immediately vest.

The Severance Plan provides for a “best-net” cutback in the event any payment to which the participant is entitled thereunder constitutes a “parachute payment” under Section 280G of the Internal Revenue Code.

DIRECTOR COMPENSATION

The following table presents the total compensation to our non-employee directors for the fiscal year 2025. Mr. Kim does not receive additional compensation for serving as a director (see the “Summary Compensation Table” above for information in relation to his compensation for the fiscal year 2025).

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(6)(7)	Total ($)
Kirk Konert(1)	104,946	—	104,946
Marc Weiser(1)	39,946	—	39,946
Christopher Emerson(2)	69,973	—	69,973
Thomas Zurbuchen(3)	86,708	10,835	97,543
Pamela Braden(4)	39,946	—	39,946
Kevin McAllister(4)	54,946	—	54,946
Jon Lusczakoski(4)	39,946	—	39,946
Ryan Boland(4)	59,946	—	59,946
Jed McCaleb(5)	—	—	—
Thomas Markusic(5)	—	—	—

(1)
Messrs. Konert and Weiser were appointed to the Board in March 2022 and October 2024, respectively, but did not receive any compensation for service prior to our IPO. Fees reported for them reflect partial years of service following our IPO for the fiscal year 2025.
(2)
Mr. Emerson was appointed to the Board in September 2022. Fees reported for him reflect compensation of $30,027 (for a partial year of service) prior to our IPO and $39,946 (for a partial year of service) following our IPO.
(3)
Dr. Zurbuchen was appointed to the Board in May 2025. Fees reported for him reflect compensation of $46,762 (for a partial year of service) prior to our IPO and $39,946 (for a partial year of service) following our IPO.
(4)
Ms. Braden and Messrs. Boland, Lusczakoski and McAllister were appointed to the Board in connection with our IPO in August 2025. Fees reported for them reflect partial years of service.
(5)
Messrs. McCaleb and Markusic resigned from the Board in connection with our IPO. They did not receive any compensation for their service.
(6)
The amount shown represents the grant date fair value of Options granted under the 2017 Plan as computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. the assumptions used in calculating the grant date fair value of the Options are set forth in Note 14 “Share Based Compensation” to the consolidated financial statements included in the 2025 Annual Report.
(7)
The following table reflects the aggregate number of Options held by each non-employee director at the end of the fiscal year 2025 (those non-employee directors who are not listed in the table did not hold any Options at the end of the fiscal year 2025):

Name	Aggregate Number of Option Awards Outstanding at Fiscal Year End(1)
Christopher Emerson	15,364
Thomas Zurbuchen	6,146
Thomas Markusic	5,008,700

(1)
Amount reflects all previous reverse stock splits effected prior to our IPO.

Narrative Disclosure to Director Compensation Table

Prior to our IPO, the fees for certain non-employee directors in 2025 consisted of an annual cash retainer equal to $50,000 (with respect to Mr. Emerson) and $175,000 (with respect to Dr. Zurbuchen). Certain of our directors also received grants of Options, which vest in full on the first anniversary of the applicable vesting commencement date.

Non-Employee Director Compensation Program

Following our IPO, we adopted a non-employee director compensation program, whereby each of our non-employee directors receives an annual director fee, currently equal to $100,000, payable in equal quarterly installments, with the Board chair receiving an additional $50,000. Committee chairs also receive additional annual cash retainers as follows: the Audit Committee chair receives $20,000, the Compensation Committee chair receives

$15,000 and the Nominating and Corporate Governance Committee chair receives $15,000. In addition, promptly following each annual meeting of stockholders, each non-employee director will receive a grant of RSUs in an aggregate amount of $150,000, calculated based on the closing price of our common stock on the date of the grant, and the RSUs vest one year from the date of the grant. In addition, each director is reimbursed for out-of-pocket expenses in connection with his or her services.

Clawback Policy

In accordance with the requirements of the Dodd-Frank Act, final SEC rules, and applicable listing standards, the Board adopted a compensation recovery policy (the “Clawback Policy”). The Clawback Policy provides that in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we will seek to recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer or employee deemed to be covered by the policy during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that such executive officer or employee would have received had the financial results been properly reported.

Granting of Equity Awards

Because we have no current intention to grant Options (and further, have not done so since our IPO), we do not have a policy or practice regarding option grant timing. Our Board and the Compensation Committee do not take material nonpublic information into account when determining the timing and terms of equity grants. We do not have a policy or practice to time equity grants based on the release of material non-public information.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transactions Policy

We have adopted formal written procedures for the review, approval, or ratification of transactions with related persons, or the Related Persons Transaction Policy. The Related Persons Transaction Policy provides that the Audit Committee is charged with reviewing for approval or ratification all transactions with “related persons” (as defined in Item 404(a) of Regulation S-K) that are brought to the Audit Committee’s attention. This policy took effect on August 8, 2025 upon the effectiveness of our certificate of incorporation in connection with our IPO.

Related Person Transactions

Other than compensation arrangements for our directors and Named Executive Officers, below is a description of each transaction since January 1, 2025, to which we were a participant or will be a participant, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Directed Share Program

In connection with our IPO, the underwriters were instructed to reserve up to 5% of the shares of our common stock, at the initial public offering price, to certain individuals associated with us and AE Industrial Partners. Among the participants in the directed share program were two of our directors, Kirk Konert and Pamela Braden, who purchased 3,333 and 8,888 shares of our common stock, respectively, for an aggregate purchase price of $149,985 and $399,960, respectively.

Series D Preferred Stock Financing

During the year ended December 31, 2025, we sold an aggregate of 10.4 million shares of our Series D-1 Preferred Stock at a purchase price of $16.9213 per share for an aggregate purchase price of $176 million, 550 thousand shares of our Series D-3 Preferred Stock at a purchase price of $18.1504 per share for an aggregate purchase price of $10 million, and 2.8 million shares of our Series D-4 Preferred Stock at a purchase price of $20.8896 per share for an aggregate purchase price of $58.7 million.

The following table summarizes purchases of our Series D-1 Preferred Stock by entities affiliated with AE Industrial Partners, Ryan Boland (one of our current directors) or Marc Weiser (a former director):

Affiliated With	Stockholder	Shares of Series D-1 Preferred Stock	Total Purchase Price
AE Industrial Partners	AE Co-Investment Partners Fund III-F, LP (January 31, 2025)	295,486	$5,000,000
Ryan Boland	Mars Technology Holdings LLC (January 31, 2025)	66,484	$1,125,000
Ryan Boland	Mars Technology Holdings LLC (February 21, 2025)	168,427	$2,850,000
Marc Weiser	BGW Ventures IV, LP (February 27, 2025)	996,894	$16,868,691

In March 2025, a call option that had been granted to an entity affiliated with Marc Weiser (a former director), as one of the investors of the Series D-1 Preferred Stock, was terminated. The call option covered the purchase of up to 1.8 million shares of Series D-1 Preferred Stock.

Registration Rights

In connection with the completion of our IPO, we entered into a Registration Rights Agreement with certain holders of the Company’s common stock, including the Sponsor Investors (as defined in the Registration Rights Agreement), pursuant to which, among other things, certain holders of the Company’s common stock are entitled to rights with respect to the registration of their shares described below. The registration of shares of the Company’s common stock pursuant to the exercise of registration rights enables holders to sell these shares without restriction under the Securities Act of 1933, as amended (the “Securities Act”), when the registration statement is declared effective. With the exception of underwriting discounts, commissions, and certain other expenses, we will pay all expenses related to any demand or piggyback registration described below, subject to reasonable fees and disbursements of one counsel for the selling holders.

The registration rights described below will expire upon the earliest to occur of: (i) three years after the completion of our IPO or (ii) as to a given holder of registration rights, the date after the completion of our IPO when such holder of registration rights can sell all of such holder’s registrable securities during any three-month period pursuant to Rule 144 promulgated under the Securities Act or upon such holder becoming subject to certain sanctions.

Demand Registration Rights

The holders of registrable securities are entitled to certain demand registration rights. At any time after we receive a request (i) from the Sponsor Investors with respect to outstanding registrable securities of such holder with an anticipated aggregate offering price, net of selling expenses, of at least $15 million or (ii) 270 days following the effective date of the registration statement, Astera (as defined in the Registration Rights Agreement) requests that we prepare and file a registration statement on Form S-1 under the Securities Act covering the registration of the registrable securities, so long as the anticipated aggregate offering price to the public, net of underwriters’ discounts, selling commissions, and certain taxes and other fees, is at least $15 million, we will promptly (subject to the notice periods set forth in the Registration Rights Agreement) file a Form S-1 registration statement under the Securities Act covering all registrable securities that the initiating holders requested to be registered and any additional registrable securities requested to be included in such registration by any other holders.

We are not obligated to effect, or to take any action to effect, any registration statement on Form S-1 pursuant to a demand request in certain circumstances if it is determined by the Company, subject to certain conditions set forth in the Registration Rights Agreement, that such registration would be materially detrimental to the Company and its stockholders and filing should be deferred.

At any time after we are eligible to file a registration statement on Form S-3 under the Securities Act, and subject to the limitations and conditions set forth in the Registration Rights Agreement, Sponsor Investors or Astera may make a request that we prepare and file a registration statement on Form S-3 covering their shares, so long as the anticipated aggregate price to the public, net of the underwriters’ discounts, selling commissions and certain taxes and other fees, is at least $5,000,000. We will prepare and file the Form S-3 registration statement as requested, unless, as determined by the Company and subject to certain conditions set forth in the Registration Rights Agreement, such registration would be materially detrimental to the Company and its stockholders and filing should be deferred. We may defer only once in any 12-month period, and such deferral shall not exceed 90 days after receipt of the request for the demand registration.

Further, we are not obligated to effect, or to take any action to effect, any registration statement on Form S-3 pursuant to a demand request during the period that is 60 days before our good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, subject to certain conditions.

Piggyback Registration Rights

Subject to certain specified exceptions, if we propose to register any of our securities under the Securities Act either for our own account or for the account of other stockholders, the holders of shares having registration rights are entitled to notice and certain “piggyback” registration rights allowing them to include their shares in our registration statement. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, in their sole discretion, to limit the number of shares included in any such offering under certain circumstances.

Relationship with AE Operating and Affiliates of AE Industrial Partners

On March 22, 2022, we and AE Industrial Operating Partners, LLC (“AE Operating”), an affiliate of AE Industrial Partners, entered into an agreement for consulting services provided related to our operations. Pursuant to this agreement and certain work orders between the Company and each of Redwire Space, Inc. and Belcan LLC, each an affiliate of AE Industrial Partners, we have (a) utilized AE Operating, the operating and consulting arm of AE Industrial Partners, for consulting services and executive recruitment, (b) reimbursed AE Industrial Partners for expenses related to participation by our employees in AE Industrial Partners sponsored events, (c) paid to AE Industrial Partners and AE Operating related fees and expenses, and (d) paid certain companies controlled by AE Industrial Partners for goods and services provided to the Company. We paid (i) $1.9 million in the fiscal year 2025 in connection with services provided by AE Industrial Partners and AE Operating and (ii) $0.2 million in the fiscal year 2025 in connection with the payment for goods and services provided by AE Industrial Partners’ portfolio companies. In connection with the completion of our IPO, we entered into an amended and restated consulting services agreement with AE Operating, pursuant to which the Company will pay AE Operating an annual fee of approximately $2.4 million for consulting and advisory services until the earlier of: (i) two years following the completion of our IPO or (ii) such time as AE Industrial Partners beneficially owns less than 10% of our outstanding common stock.

Director Nomination Agreement and Voting Proxies

In connection with our IPO, we entered into the Director Nomination Agreement) with the Investor Group that provides AE Industrial Partners, as representative of the Investor Group, with the right to designate nominees to the Board, subject to certain conditions. See “Corporate Governance – Director Qualifications & Nominating Process” above for more information.

The Investor Group includes entities affiliated with AE Industrial Partners and certain entities controlled by Marc Weiser and Thomas Markusic, each of whom are former directors. Ms. Braden and Messrs. Emerson, Konert, Lusczakoski and McAllister, five of our current directors, serve as Operating Partner, Senior Partner, Managing Partner, Partner and Senior Operating Partner, respectively, at AE Industrial Partners.

Term Loan Facility

In connection with our entry into our prior credit agreement, AE Industrial Partners (through an affiliated entity) acquired approximately $21.1 million of the term loan facility provided pursuant to our prior credit agreement. During the fiscal year ended December 31, 2025, we used approximately $136.5 million of our net proceeds from our IPO to repay in full such term loan facility. As a result, AE Industrial Partners received $21.1 million of net proceeds in connection with such repayment.

Relationship with Thomas Markusic

In April 2021, we entered into two stock option loan agreements (together, the “Markusic Option Loans”) with Thomas Markusic, our founder, a former director and a beneficial owner of more than 5% of the outstanding shares of our common stock, pursuant to which we loaned Mr. Markusic an aggregate of $1,458,299 in connection with the exercise of stock options for the purchase of an aggregate 10,396,003 shares of the Company’s common stock. Interest under the Markusic Option Loans accrues at a rate of 1.96% per annum.

In May 2025, we entered into a consulting agreement (the “Consulting Agreement”) with Mr. Markusic in connection with his separation from the Company, which, among other matters, provided that the Markusic Option Loans would be due within 90 days of Mr. Markusic ceasing to provide services to the Company under the Consulting Agreement. Further, the Consulting Agreement provides that 75% of the fees paid to Mr. Markusic are to be applied to the outstanding principal and interest accrued under the Markusic Option Loans and 25% of the fees paid to Mr. Markusic are to be paid in cash. As of March 31, 2026, we had paid Mr. Markusic (and his affiliates) an aggregate of $407,423 in fees for services under the Consulting Agreement. The outstanding balance of the Markusic Option Loans was reduced from $568,918 as of January 1, 2025 to $170,555 as of March 31, 2026, including $398,363 in principal and $6,158 in interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 31, 2026 for the following individuals or groups:

•
each of our directors;
•
each of our Named Executive Officers;
•
all of our current directors and executive officers as a group; and
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentage ownership information shown in the table prior to this offering is based upon 160,067,383 shares of our common stock outstanding as of March 31, 2026. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 30, 2026, which is 60 days after March 31, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Firefly Aerospace, 2203 Scottsdale Drive, Leander, TX 78641.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent
Jason Kim(1)	2,872,207	1.8%
Darren Ma(2)	1,436,108	*
Ramon Sanchez	—	*
Ryan Boland(3)	2,870,155	1.8%
Pamela Braden	24,252	*
Christopher Emerson(4)	15,364	*
Kirk Konert	3,333	*
Jon Lusczakoski	2,222	*
Kevin McAllister	—	*
Marc Weiser	4,045,252	2.5%
Thomas Zurbuchen(5)	6,946	*
Directors and executive officers as a group (13 persons)(6)	12,410,146	7.5%
5% or Greater Stockholders
AE Industrial Partners(7)(8)	58,805,752	36.7%
Astera Institute(9)	13,081,389	8.2%
Thomas Markusic(10)	12,487,089	7.6%

* Represents beneficial ownership of less than 1%.

(1)
Consists of shares of common stock issuable pursuant to options held directly by Mr. Kim.

(2)
Consists of (i) 1,424,784 shares of common stock issuable pursuant to options held directly by Mr. Ma and (ii) 11,324 shares of common stock held directly by Mr. Ma.
(3)
Includes shares of common stock held by entities over which shares Mr. Boland exercises voting and dispositive control.
(4)
Consists of shares of common stock issuable pursuant to options held directly by Mr. Emerson.
(5)
Consists of (i) 6,146 shares of common stock issuable pursuant to options held directly by Dr. Zurbuchen and (ii) 800 shares of common stock held directly by Dr. Zurbuchen.
(6)
Consists of shares of (i) 5,080,967 shares issuable pursuant to options held by the directors and executive officers as a group and (ii) 7,329,179 shares of common stock held by the directors and executive officers as a group.
(7)
Based on the Schedule 13G filed by AE Industrial Partners on February 2, 2025. Consists of (i) 38,215,447 shares of common stock held by Glow NS Holdings, LLC, (ii) 4,695,184 shares of common stock held by Glow B Holdings, LLC, (iii) 7,924,721 shares of common stock held by Glow C Holdings, LLC, (iv) 7,217,573 shares of common stock held by Glow D Holdings, LLC, (v) 652,502 shares of common stock held by AE Co-Investment Partners Fund III-F, LP, and (vi) 100,320 shares of common stock issuable upon the exercise of warrants held by AE Industrial Partners Structured Solutions I, LP.
(8)
Glow NS Holdings, LLC is controlled by Glow NS Intermediate Holdings, LLC, its sole member. Glow B Holdings, LLC and Glow NS Intermediate Holdings LLC are controlled by Glow Aggregator, LLC as each entity’s sole member. Glow Aggregator, LLC is controlled by AE Industrial Partners Fund II, L.P. as managing member. AE Industrial Partners Fund II, L.P. is controlled by AE Industrial Partners Fund II GP, LP (“AE Fund II GP”), its general partner. Glow C Holdings, LLC, and Glow D Holdings, LLC are controlled by AE Industrial Partners Fund III, LP. as managing member. AE Co-Investment Partners Fund III-F, LP and AE Industrial Partners Fund III, LP. are controlled by AE Industrial Partners Fund III GP, LP (“AE Fund III GP”), as each entity’s general partner. AE Industrial Partners Structured Solutions I, LP is controlled by AE Industrial Partners Structured Solutions I GP, LP (“AE Solutions GP”), its general partner. AE Fund II GP, AE Fund III GP, and AE Solutions GP are each managed by each entity’s respective general partner, AeroEquity GP, LLC. AeroEquity GP, LLC is controlled by its managing members, Michael Greene and David Rowe. Messrs. Greene and Rowe make all voting and investment decisions with respect to the securities held by AE Industrial Partners. Each of the entities and individuals named above disclaims beneficial ownership of the securities held by AE Industrial Partners, except to the extent of its pecuniary interest therein. The business address of each of the foregoing entities and persons is 6700 Broken Sound Pkwy NW, Boca Raton, FL 33487.
(9)
Based on the Schedule 13G filed by Astera Institute and Jed McCaleb on November 10, 2025. The business address of each of the foregoing persons is 1351 Ocean Ave, Emeryville, CA 94608.
(10)
Consists of (i) 5,008,700 shares of common stock issuable pursuant to options held directly by Mr. Markusic and (ii) 7,478,389 shares of common stock held directly by Mr. Markusic.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of 10% or more of shares of our common stock to file certain ownership reports with the SEC. To our knowledge, based on a review of the copies of such reports filed with the SEC, our records, and/or written representation by our directors and executive officers, during 2025, all such required reports were timely filed, except for (i) the Form 4 filed on March 12, 2026 by Darren Ma with respect to the 768 RSUs granted to him on August 24, 2025, due to administrative error and (ii) the Form 4s filed on November 26, 2025 by each of the following reporting persons with respect to RSUs granted to him on September 24, 2025: Shea Ferring, Remington Wu, Darren Ma, David Wheeler, Jason Kim and Dan Fermon, due to administrative error.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee’s specific responsibilities are set forth in its charter. In fulfilling its oversight responsibilities, the Audit Committee:

•
reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2025 with our management;
•
discussed with our independent auditors, Grant Thornton LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•
received the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the audit committee concerning independence, and has discussed with Grant Thornton LLP the independence of Grant Thornton LLP.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Respectfully submitted by:

Ryan Boland, Chair

Pamela Braden

Kirk Konert

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Services provided to the Company and its subsidiaries by Grant Thornton LLP for the fiscal years 2025 and 2024 are described below under “Fees and Services.”

Fees and Services

The following table sets forth the aggregate fees billed for various professional services rendered by Grant Thornton LLP for the fiscal years ended December 31, 2025 and 2024 (in thousands).

	For the Fiscal Year Ended December 31,
	2025	2024
Audit fees(1)	$2,146	$470
Tax fees(2)	172	49
All other fees(3)	—	—
Total fees	$2,318	$519

(1)
Represents the aggregate fees billed for the annual audit of financial statements, reviews of quarterly financial statements, and professional services rendered in connection with the Registration Statement on Form S-1 related to our IPO.
(2)
Represents the aggregate fees billed for tax compliance, tax advice, and tax planning.
(3)
Represents fees for all other products and services that are not reported above.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Audit Committee Pre-Approval of Audit and Non-Audit Services

All of the services listed in the above table were approved by the Board prior to the adoption of the charter of the Audit Committee, which occurred in connection with the completion of the IPO. Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, review and oversight of the work of the Company’s independent auditor. In recognition of this responsibility, the charter of the Audit Committee requires the review and pre-approval of all audit and any proposed permissible non-audit and tax services, and the terms of such services, provided by the Company’s independent auditor as and to the extent required by the Exchange Act and the Sarbanes Oxley Act of 2002. Additionally, the charter of the Audit Committee requires the establishment of any necessary policies and procedures to ensure the pre-approval of permitted services is in compliance with applicable SEC rules, and requires that such pre-approval policies are reviewed at least annually.

Vote Required

Ratification of the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, your broker, bank or other nominee will have discretion to vote your shares on this routine matter. See “If I am a beneficial stockholder and hold my shares in “street name,” how will my shares be voted if I don’t provide voting instructions?” above. Therefore, we do not expect any broker non-votes on this proposal.

If Firefly’s stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Grant Thornton LLP as our independent registered public accounting firm if it is determined that it is in Firefly’s best interests to do so.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Grant Thorton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

OTHER MATTERS

We are not aware of any matters to be submitted to our stockholders at the Annual Meeting other than the proposals referred to in this Proxy Statement. If any other matters properly come before our stockholders at the Annual Meeting, the persons named as proxies in the proxy card will vote in their discretion in accordance with the Board’s recommendation. The proxy card contains discretionary authority for the proxy holders to do so.

WHERE TO FIND ADDITIONAL INFORMATION

As a reporting company, we are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public free of charge on the SEC’s website at www.sec.gov. Those filings are also accessible to the public for free through the “Financial Info—SEC Filings” section of our investor relations website at https://investors.fireflyspace.com/financials/sec-filings. The information provided on or accessible through our corporate website is not incorporated by reference into and is not part of this Proxy Statement.

In addition to being available for free through our investor relations website at https://investors.fireflyspace.com/financials/sec-filings, upon written request by a stockholder, we will mail at no cost paper copies of any of our Exchange Act reports, as well as our Corporate Governance Guidelines, the written charters of the Audit Committee, Compensation and Benefits Committee, and/or Nominating and Corporate Governance Committee, and our Code of Business Conduct. All written requests should be directed to Investor Relations at our principal executive offices located at 2203 Scottsdale Drive, Leander, TX 78641, or by electronic mail at investors@fireflyspace.com.

HOUSEHOLDING OF PROXY MATERIALS

Registered stockholders with multiple accounts who have elected to receive printed copies of our proxy materials and share the same last name and household mailing address may receive a single set of printed copies of our proxy materials, unless we are instructed otherwise. Each stockholder will, however, receive a separate proxy card. Any registered stockholder who would like to receive separate copies of our proxy materials may write to us at 2203 Scottsdale Drive, Leander, TX 78641, Attention: Investor Relations, or by electronic mail at investors@fireflyspace.com, and we will promptly deliver them.

Beneficial stockholders, or stockholders who hold their shares in “street name,” should contact their broker, bank or other nominee regarding combined mailings.

FIREFLY AEROSPACE PROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Firefly Aerospace Inc. Annual Meeting of Stockholders For Stockholders Of Record As Of April 7, 2026 Thursday, June 4, 2026 8:30 AM, Central Time Annual Meeting will be conducted virtually, via live audio webcast. Please visit www.proxydocs.com/FLY for more details. Internet: www.proxypush.com/FLY • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-610-8642 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/FLYYOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Eastern Time, June 3, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jason Kim and Darren Ma (the "Named Proxies"), and each or either of them, as the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Firefly Aerospace Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE "FOR" ALL NOMINEES FOR DIRECTORS IN PROPOSAL 1, AND "FOR" PROPOSAL 2. This proxy, when properly executed, will be voted in the manner directed and according to the specifications indicated herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

FIREFLY AEROSPACE Firefly Aerospace Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND FOR PROPOSAL 2 PROPOSAL 1. To elect the two nominees identified in the accompanying proxy statement to our Board of Directors: 1.01 Jason Kim 1.02 Kevin McAllister 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026. YOUR VOTE FOR WITHHOLD FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR NOTE: In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjustments or postponements thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/FLY Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Card. Signature (and Title if applicable) Date Signature (if held jointly) Date